EXHIBIT 99.2

CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Consent and First Amendment”), dated as of August 13, 2004, is among MISSION BROADCASTING, INC., a Delaware corporation (the “Borrower”), the several Banks (as such term is defined in the hereinafter described Credit Agreement) parties to this Consent and First Amendment, and BANK OF AMERICA, N.A., as Administrative Agent for the Banks (in such capacity, the “Administrative Agent”).

R E C I T A L S:

A. The Borrower, the Administrative Agent, Bear Stearns Corporate Lending Inc., as the Syndication Agent, Royal Bank of Canada, General Electric Capital Corporation and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as the Co-Documentation Agents, and the several Banks parties thereto entered into that certain Second Amended and Restated Credit Agreement dated as of December 30, 2003 (as amended, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B. The Borrower has advised the Administrative Agent that it desires to amend the Credit Agreement to provide for a new term loan facility under the Credit Agreement.

C. The several Banks parties to this Consent and First Amendment are willing to agree to the above-described consent and amendment, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Borrower and the Guarantors, set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants, terms and conditions, and in reliance upon the representations and warranties, in each case contained herein, the parties hereto agree hereby as follows:

ARTICLE I. INCURRENCE OF INDEBTEDNESS. Prior to the effectiveness of Articles II through IV below, the Borrower hereby incurs Indebtedness in the amount of $152,000,000 from Bank of America, N.A. (the “Initial Incurrence”) and promises to pay to the order of Bank of America, N.A. on demand the principal amount of One Hundred and Fifty-Two Million Dollars. The Borrower hereby promises to pay interest on the unpaid principal amount of the Initial Incurrence from the date of such Initial Incurrence until such principal amount is paid in full, at such interest rates, and at such times as are applicable in respect of Term D Loans (as defined below).

ARTICLE II. PREPAYMENT OF TERM C LOANS. Prior to the effectiveness of Articles III through VI below, but after the incurrence of Indebtedness set forth in Article I above, the proceeds of the Initial Incurrence shall be used to prepay the outstanding Term C Loans in full under the Credit Agreement.

ARTICLE III. AMENDMENT TO SECTION 8.05. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Borrower and the Guarantors herein contained and after the effectiveness of Articles I and II preceding, the parties to this Consent and First Amendment hereby agree to amend the Credit Agreement as set forth below.

Section 1. Section 8.05 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (g) thereof; (ii) deleting “.” at the end of clause (h) thereof and inserting “; and” in lieu thereof; and (iii) adding the following new clause (i) thereto to read as follows:

(i) from August 13, 2004, Indebtedness in the amount of $152,0000,000, incurred by the Borrower to Bank of America, N.A. for a period of not more than one day which shall become a Term D Loan upon effectiveness of Article IV of the First Amendment.

ARTICLE IV. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Borrower and the Guarantors herein contained and after the effectiveness of Articles I through III preceding, the parties to this Consent and First Amendment hereby agree to amend the Credit Agreement as set forth below.

Section 1. AMENDMENTS TO DEFINITIONS. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) The definition of “Aggregate Commitment” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(b) The definition of “Aggregate Outstanding Term C Loan Balance” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Aggregate Outstanding Term D Loan Balance” means the sum of the aggregate outstanding principal balances of all Term D Loans, as such amount may be adjusted from time to time pursuant to this Agreement.

(c) The definition of “Aggregate Term C Commitment” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Aggregate Term D Loans” means the sum of the Term D Loans of all of the Banks, in an initial amount of $152,000,000, as such amount may be adjusted from time to time pursuant to this Agreement.

(d) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Margin” means

(i) with respect to Revolving Loans (other than Incremental Revolving Loans) which are Eurodollar Loans, the margin to be added at any date to the Eurodollar Rate, which is equal to the applicable percentage rate per annum set forth below, based upon the applicable Consolidated Total Leverage as set forth below (the “Level”), in effect for the Borrower on such date;

(ii) with respect to Term D Loans (other than Incremental Term Loans) which are Eurodollar Loans, the margin to be added at any date to the Eurodollar Rate, which shall be 1.75%;

(iii) with respect to Term D Loans (other than Incremental Term Loans) and Revolving Loans (other than Incremental Revolving Loans) which are Base Rate Loans, the margin to be added at any date to the Base Rate, which is equal to the percentage per annum which is 1.25% less than the Applicable Margin for Eurodollar Loans then in effect for the Borrower on such date, but in no event less than zero, and

(iv) with respect to Incremental Term Loans and Incremental Revolving Loans, the Incremental Margin to be added to the Base Rate or Eurodollar Rate, as the case may be, as agreed upon by the Borrower and the Bank or Banks providing the Incremental Term Commitment and/or Incremental Revolving Commitment relating thereto as provided in Section 2.16(a), or if not agreed upon, as provided in Section 2.16(b).

Level	Consolidated Total Leverage Ratio	Applicable Percentage Rate for Revolving Loans
Level I	Greater than or equal to 6.25 to 1.00	3.00%
Level II	Less than 6.25 to 1.00 but greater than or equal to 5.75 to 1.00	2.75%
Level III	Less that 5.75 to 1.00 but greater than or equal to 5.25 to 1.00	2.50%
Level IV	Less than 5.25 to 1.00 but greater than or equal to 4.75 to 1.00	2.25%
Level V	Less than 4.75 to 1.00 but greater than or equal to 4.25 to 1.00	2.00%
Level VI	Less than 4.25 to 1.00	1.75%

On the First Amendment Effective Date and for each period thereafter beginning on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the Level for purposes of calculating the Applicable Margin shall be the applicable Level set forth above opposite the Consolidated Total Leverage Ratio determined as at the end of the last Fiscal Quarter ended prior to the first day of such period. If by any Adjustment Date, the Borrower has failed to deliver a Compliance Certificate for the then most recently completed Fiscal Quarter, the Applicable Margin for the period commencing on such Adjustment Date and ending on the second Business Day after such Compliance Certificate is actually delivered shall be computed as if the Consolidated Total Leverage Ratio were at Level I.

(e) The definition of “Commitment” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Commitment” means, for each Bank, the sum of its Revolving Commitment and any Incremental Revolving Commitment and/or Incremental Term Commitment of such Bank issued after the Effective Date pursuant to Section 2.01(c) and Section 2.16.

(f) The definition of “Facility Percentage” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Facility Percentage” means, as to any Bank at any time, the quotient (expressed as a percentage) of (i) the sum of (A) such Bank’s Revolving Commitment (as in effect at such time) or, if such Revolving Commitment has been terminated in full, such Bank’s outstanding Revolving Loans and participations in Letter of Credit Obligations (or, without duplication, obligations held by the Issuing Bank in respect of Letter of Credit Obligations, in the case of the Issuing Bank), plus (B) the sum of each of such Bank’s Commitments under each Incremental Facility (as in effect at such time) or, with respect to any Incremental Facility with respect to which such Commitments have been terminated in full, such Bank’s outstanding Incremental Loans under such Incremental Facility, plus (C) such Bank’s outstanding Term D Loans, divided by (ii) the sum of (A) the Aggregate Revolving Commitment (as in effect at such time) or, if the Aggregate Revolving Commitment has been terminated in full, the aggregate principal amount of outstanding Revolving Loans and Letter of Credit Obligations, plus (B) the sum of all Banks’ Commitments under each Incremental Facility (as in effect at such time) or, with respect to any Incremental Facility with respect to which such Commitments have been terminated in full, such Banks’ outstanding Incremental Loans under such Incremental Facility, plus (C) the Aggregate Outstanding Term D Loan Balance.

(g) The definition of “Incremental Term Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Incremental Term Maturity Date” means for any Incremental Loan the earliest of (i) the date upon which the final scheduled payment of principal of such Incremental Term Loan shall be due and payable pursuant to the applicable Incremental Loan Amendment, which such date shall in no event be earlier December 31, 2010, (ii) the date on which the Term D Loans (other than Incremental Term Loans) become due and payable in full prior to the Stated Term D Maturity Date pursuant to acceleration or otherwise and (iii) the date which is six months prior to the earlier of (x) the maturity of any Permitted Nexstar Subordinated Indebtedness that is then outstanding and (y) the maturity of any Permitted Nexstar Holdings Unsecured Indebtedness that is then outstanding.

(h) The definition of “Stated Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Stated Maturity Date” means (i) with respect to Revolving Loans, the Stated Revolving Credit Maturity Date, and (ii) with respect to Term D Loans, the Stated Term D Maturity Date.

(i) The definition of “Stated Term C Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Stated Term D Maturity Date” means the date which is six months prior to the earlier of (x) the maturity of any Permitted Nexstar Subordinated Indebtedness that is then outstanding and (y) the maturity of any Permitted Nexstar Holdings Unsecured Indebtedness that is then outstanding, provided that, notwithstanding the foregoing, in no event shall such date be later than December 31, 2010.

(j) The definition of “Term C Bank” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Term D Bank” means each Bank that is the holder of a Term D Loan.

(k) The definition of “Term C Commitment” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(l) The definition of “Term C Facility Percentage” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Term D Facility Percentage” means, as to any Bank at any time, the percentage which (i) the sum of all of such Bank’s Term D Loans then outstanding constitutes of (ii) the sum of the Aggregate Outstanding Term D Loan Balance.

(m) The definition of “Term C Loan” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Term D Loan” has the meaning specified in Section 2.01(a)(i) and shall also include any Replacement Term D Loan.

(n) The definition of “Term D Loan Amount” shall be added to Section 1.01 of the Credit Agreement in alphabetical order to read as follows:

“Term D Loan Amount” means, as to any Bank, the aggregate principal amount of the Term D Loans to be made by such Bank to the Borrower hereunder, as set forth under the heading “Term D Loan Amount” opposite such Bank’s name on Schedule 2.01.

(o) The definition of “Term C Loan Note” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Term D Loan Note” means a promissory note made by the Borrower in favor of a Bank evidencing Term D Loans made by such Bank substantially in the form of Exhibit N.

(p) The definition of “WTVW Disposition” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(q) Section 1.01 of the Credit Agreement is hereby amended by adding the defined terms “First Amendment” and “First Amendment Effective Date” thereto in alphabetical order to read as follows:

“First Amendment” means that certain Consent and First Amendment to Credit Agreement, dated as of August 13, 2004, among the Borrower, the Banks party thereto, and the Administrative Agent.

“First Amendment Effective Date” means the date that all of the conditions to effectiveness set forth in Section 3 of the First Amendment have been satisfied.

Section 2. AMENDMENT TO SECTION 1.04. Section 1.04 of the Credit Agreement is hereby amended to read as follows:

1.04 Classes and Types of Loans and Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Section 2.03 on the same date, all of which Loans are of the same Class and Type and, in the case of Eurodollar Loans, have the same initial Interest Period. Loans made under this Agreement are distinguished by “Class” and by “Type”. The “Class” of a Loan (or of a commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such commitment or Loan is (a) a Revolving Commitment or a Revolving Loan made under the Revolving Commitments, (b) an Incremental Revolving Commitment relating to a specified Incremental Facility or an Incremental Revolving Loan made under such Incremental Facility, (c) a Term D Loan or (d) an Incremental Term Commitment relating to a specified Incremental Facility or an Incremental Term Loan made under such Incremental Facility, each of which constitutes a “Class”. The “Type” of a Loan refers to whether such Loan is a Eurodollar Loan or a Base Rate Loan, each of which constitutes a “Type”. Identification of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) by both Class and Type, e.g., a “Eurodollar Incremental Term Loan”, indicates that such Loan is both an Incremental Term Loan and a Eurodollar Loan (or that such Borrowing is comprised of such Loans).

Section 3. AMENDMENT TO SECTION 2.01(a). Section 2.01(a) of the Credit Agreement is hereby amended to read as follows:

(a) The Term D Loans.

(i) Each Term D Bank severally agrees, subject to the terms and conditions hereinafter set forth, to make a term loan (each, a “Term D Loan”) to the Borrower on the First Amendment Effective Date (and not thereafter) in an aggregate principal amount not to exceed the Term D Loan Amount of such Term D Bank; provided however that after giving effect to any Term D Loan, the aggregate principal amount of all outstanding Term D Loans shall not exceed the aggregate Term D Loan Amounts for all of the Term D Banks. Within such limits, and subject to the other terms and conditions of this Agreement, the Borrower may borrow Term D Loans under this Section 2.01(a)(i); provided that amounts borrowed as Term D Loans which are repaid or prepaid may not be reborrowed.

(ii) Term D Loans may from time to time be (i) Eurodollar Loans or (ii) Base Rate Loans or a combination thereof, as determined by the Borrower pursuant to Section 2.03(b) or Section 2.04.

Section 4. AMENDMENT TO SECTION 2.01(c). Section 2.01(c) of the Credit Agreement is hereby amended to read as follows:

(c) The Incremental Loans and Refinancing of Term Loans.

(i) So long as no Default or Event of Default has occurred and is continuing, at any time and from time to time prior to June 30, 2006, the Borrower may request pursuant to the procedure set forth in, and in accordance with the terms of, Section 2.16, the addition of an Incremental Facility consisting of either an increase to the existing revolving facility or a new tranche of revolving loans (each, an “Incremental Revolving Loan”) or an increase to the existing term loan or a new tranche of term loans (each, an “Incremental Term Loan”); provided however that the Borrower may not make a request for an Incremental Facility if after giving effect thereto the sum of all then outstanding Incremental Revolving Loans, unused Incremental Revolving Commitments, outstanding Incremental Term Loans and unused Incremental Term Commitments would exceed the Maximum Incremental Amount. Each Incremental Facility shall:

(A) be in an amount not less than the excess of $25,000,000 over the amount of any Nexstar Incremental Facility made simultaneously therewith; provided that the sum of all then outstanding Incremental Revolving Loans, unused Incremental Revolving Commitments, Incremental Revolving Loans (as that term is defined in the Nexstar Credit Agreement) of the Nexstar Borrower and unused Incremental Revolving Commitments (as that term is defined in the Nexstar Credit Agreement) of the Nexstar Borrower shall not exceed $25,000,000;

(B) unless otherwise specifically provided in this Agreement, upon the effectiveness of the Incremental Revolving Commitment or Incremental Term Commitment relating thereto as provided in Section 2.01(c)(ii), be deemed to be a Revolving Loan or a Term D Loan as defined herein, as applicable, for all purposes under this Agreement, including for purposes of the sharing of Collateral and guarantees under the Guaranty Agreements all on a pari passu basis with all other Obligations;

(C) have such pricing as may be agreed by the Borrower and the Banks providing such Incremental Revolving Loans and/or Incremental Term Loans pursuant to the provisions of this Section 2.01(c) and Section 2.16; and

(D) except as specifically provided in this subsection (D) and subsection (C) above or in Section 2.08, otherwise have all of the same terms and conditions as the Revolving Loans that are not Incremental Revolving Loans (if such Incremental Loans are Incremental Revolving Loans) or as the Term D Loans (if such Incremental Loans are Term D Loans); provided that notwithstanding anything to the contrary contained herein, the maturity date of the Incremental Term Loans shall be the Incremental Term Maturity Date.

In addition, unless otherwise specifically provided in this Agreement, all references in the Loan Documents to Revolving Loans and to Term D Loans shall be deemed, as the context requires, to include references to Incremental Revolving Loans and Incremental Term Loans, respectively, made pursuant to this Agreement. No Bank shall have any obligation to make an Incremental Loan unless and until it commits to do so. Subject to the proviso at the end of Section 2.16(a), Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to (x) an amendment (each, an “Incremental Loan Amendment”) to this Agreement executed by the Borrower, each Bank or other approved financial institution agreeing to provide such Commitment (and no other Bank shall be required to execute such amendment), and the Administrative Agent, and (y) any amendments to the other Loan Documents (executed by the relevant Credit Party and the Administrative Agent only) as the Administrative Agent shall reasonably deem appropriate to effect such purpose. Notwithstanding anything to the contrary contained herein, the effectiveness of such Incremental Loan Amendment shall be subject to the receipt by the Administrative Agent of a certificate of the Borrower executed by a Responsible Officer of the Borrower certifying that immediately prior to and after giving effect to the incurrence of the Indebtedness then to be incurred under such Incremental Facility (A) each of the representations and warranties made by the Credit Parties in or pursuant to the Loan Documents shall be true and correct in all material respects, (B) the Borrower is in compliance with each of the financial covenants contained in Section 8.09 of the Nexstar Credit Agreement and set forth in a Pro Forma Compliance Certificate delivered to the Administrative Agent, based on financial projections of the Mission Entities, the Nexstar Borrower and its Subsidiaries attached to such certificate which have been prepared on a Pro Forma Basis giving effect to any Borrowing made hereunder on such date and the consummation of any related transaction and (C) no Default or Event of Default shall have occurred and be continuing or be caused by the incurrence of such Indebtedness.

(ii) So long as (x) the Borrower shall have given the Administrative Agent no less than five Business Days’ prior notice of the effectiveness thereof and (y) any financial institution not theretofore a Bank which is providing an Incremental Revolving Commitment and/or an Incremental Term Commitment shall have become a Bank under this Agreement pursuant to an Incremental Loan Amendment, the Incremental Revolving Commitment and/or Incremental Term Commitment being requested by the Borrower shall become effective under this Agreement upon the effectiveness of such Incremental Loan Amendment. Upon such effectiveness, Schedule 2.01 shall be deemed amended to reflect such Commitments. In the event that an Incremental Facility shall have become effective, the Bank or Banks providing such Incremental Revolving Commitments or Incremental Term Commitments shall be deemed to have agreed, severally and not jointly, upon the terms and subject to the conditions of this Agreement, (A) with respect to Incremental Term Commitments, to make an Incremental Term Loan in the amount of the Incremental Term Commitment of such Bank on the effective date of the applicable Increment Loan Amendment and (B) with respect to Incremental Revolving Commitments, to make from time to time during the period from the date of the effectiveness of the applicable Incremental Loan Amendment through the Maturity Date, one or more Incremental Revolving Loans to the Borrower pursuant to the provisions of Section 2.03 in an aggregate principal amount not exceeding at any time the Incremental Revolving Commitment of such Bank at such time.

(iii) Notwithstanding anything in this Section 2.01(c) or elsewhere in this Agreement to the contrary, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Banks providing the relevant Replacement Term D Loans (as defined below) to permit the refinancing, replacement or modification of all (but not less than all) outstanding Term D Loans (“Refinanced Term D Loans”) with a replacement term loan tranche hereunder (“Replacement Term D Loans”), provided that (a) the aggregate principal amount of such Replacement Term D Loans shall not exceed the aggregate principal amount of such Refinanced Term D Loans (except as permitted by Section 2.01(c) and Section 2.16), (b) the Applicable Margin for such Replacement Term D Loans shall not be higher than the Applicable Margin for such Refinanced Term D Loans, (c) the weighted average life to maturity of such Replacement Term D Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term D Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term D Loans shall be substantially identical to, or less favorable to the Banks providing such Replacement Term D Loans than, those applicable to such Refinanced Term D Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term D Loans in effect immediately prior to such refinancing. The election by any Bank to provide or participate in the Replacement Term D Loans shall not obligate any other Bank to so provide or participate. The Borrower shall repay to any Bank who elects not to provide or participate in any Replacement Term D Loans the outstanding Term D Loans held by such Bank (plus any accrued and unpaid interest or other amounts due in connection therewith) prior to or simultaneously with any refinancing, replacement or modification of outstanding Term D Loans hereunder. In no event shall Replacement Term D Loans be deemed to be Incremental Term Loans hereunder.

Section 5. AMENDMENT TO SECTION 2.03(b). Section 2.03(b) of the Credit Agreement is hereby amended to read as follows:

(b) Procedure for Term D Loan Borrowings. Subject to the terms and conditions of this Agreement, the Borrower may borrow (i) the Term D Loan Amounts on the First Amendment Effective Date, and (ii) under any Incremental Facility consisting of Incremental Term Commitments on the effective date of the relevant Incremental Loan Amendment therefor; provided in each case that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing, which Notice of Borrowing must be received by the Administrative Agent prior to 11:00 A.M., Dallas, Texas time, (i) three Business Days prior to the requested Borrowing Date, if all or any part of the Borrowings are to be initially Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date otherwise, requesting that the Banks participating in such Borrowing make the Term D Loans on the First Amendment Effective Date or the effective date of the relevant Incremental Loan Amendment, as applicable, and specifying (A) the aggregate amount of the Borrowing, (B) the Class of Loans comprising such Borrowing, (C) the Type or Types of Term D Loans comprising such Borrowing, and (D) if the Borrowing is to be entirely or partly Eurodollar Loans, the respective amounts of each Tranche (which shall be $1,000,000 or a whole multiple of $500,000 in excess thereof) and the respective lengths of the initial Interest Periods therefor (subject to the provisions of the definition of Interest Period). Upon receipt of a Notice of Borrowing with respect to a Borrowing under this Section 2.03(b), the Administrative Agent shall promptly notify each relevant Bank of such Borrowing. Each Term D Bank will make the amount of its pro rata share of each requested Borrowing under the Term D Loans and each relevant Incremental Term Bank will make its pro rata share of each requested Borrowing made under the applicable Incremental Facility, as applicable, available to the Administrative Agent for the account of the Borrower at the Administrative Agent’s Payment Office prior to 1:00 P.M., Dallas, Texas time, on the requested Borrowing Date, in funds immediately available to the Administrative Agent. Unless any applicable condition as set forth in Article V has not been satisfied, the proceeds of such Borrowing or Borrowings will then be made available to the Borrower by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Borrower.

Section 6. AMENDMENT TO SECTION 2.05(c). Section 2.05(c) of the Credit Agreement is hereby amended to read as follows:

(c) The Incremental Term Commitments under any Incremental Facility shall terminate effective as of the day after the effective date of the Incremental Loan Amendment relating thereto.

Section 7. AMENDMENT TO SECTION 2.06. Section 2.06 of the Credit Agreement is hereby amended to read as follows:

2.06 Voluntary Prepayments.

(a) The Borrower may, prior to 11:00 A.M. Dallas, Texas time, upon at least three Business Days’ written notice by the Borrower to the Administrative Agent in the case of Eurodollar Loans, and prior to 9:00 A.M. Dallas, Texas time, upon two Business Days’ written notice on any Business Day in the case of Base Rate Loans, prepay Revolving Loans and/or Term D Loans, as the Borrower may elect, in whole or in part, in amounts of $1,000,000 or an integral multiple of $500,000 in excess thereof.

(b) Any notice of prepayment delivered pursuant to this Section 2.06 shall specify the date and amount of such prepayment, whether the prepayment is to be made with respect to Revolving Loans and/or Term D Loans and the Type of Loans to be prepaid. The Administrative Agent will promptly notify each affected Bank thereof and of such Bank’s pro rata portion of such prepayment. If such notice is given by the Borrower and not withdrawn, the Borrower shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein together with accrued interest to each such date on the amount prepaid and the amounts, if any, required pursuant to Section 4.04; provided that interest to be paid in connection with any such prepayment of Base Rate Loans (other than a prepayment in full) shall instead be paid on the next occurring Interest Payment Date.

(c) Any prepayment of Term D Loans pursuant to this Section 2.06 shall be applied to the remaining scheduled installments of Term D Loans to be made pursuant to Section 2.08(a) pro rata (based on the then remaining amounts of such remaining installments).

Section 8. AMENDMENT TO SECTION 2.07(b)(i). Section 2.07(b)(i) of the Credit Agreement is hereby amended to read as follows:

(b) (i) If on any date any Mission Entity shall make any Disposition, an amount equal to 100% of the Net Cash Proceeds from such Disposition shall be applied on such date to prepay outstanding principal of the Term D Loans and the Revolving Loans on a pro rata basis among such Loans, provided that this requirement for mandatory prepayment will be further reduced to the extent that the Borrower elects, as hereinafter provided, to attempt to cause some or all of such Net Cash Proceeds to be reinvested in Reinvestment Assets.

The Borrower may elect to attempt to cause some or all of the Net Cash Proceeds from a Disposition to be reinvested in Reinvestment Assets during the Reinvestment Period (a “Reinvestment Election”) if (x) no Default or Event of Default exists on the date of such Reinvestment Election and (y) such Reinvestment Election is made by the delivery of a Reinvestment Notice to the Administrative Agent on or before the date of the consummation of such Disposition, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Disposition equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

Section 9. AMENDMENT TO SECTION 2.07(b)(iii). Section 2.07(b)(iii) of the Credit Agreement is hereby amended to read as follows:

(iii) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied to prepay outstanding principal of the Term D Loans and the Revolving Loans on a pro rata basis among such Loans.

Section 10. AMENDMENT TO SECTION 2.07(c). Section 2.07(c) of the Credit Agreement is hereby amended to read as follows:

(c) Within 90 days after any Mission Entity receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses and taxes incurred in connection with such Recovery Event and the collection of the proceeds thereof) shall be applied to prepay outstanding principal of the Term D Loans and the Revolving Loans on a pro rata basis among such Loans; provided that so long as no Default or Event of Default then exists, this requirement for mandatory prepayment shall be reduced by any amounts (i) actually applied on or before such 90th day or (ii) committed in writing on or before such 90th day to be applied to the replacement or restoration of the assets subject to such Recovery Event within 365 days after such Recovery Event and; provided further that with respect to no more than $1,000,000 in the aggregate of the proceeds received from any Recovery Event, the proceeds therefrom shall not be required to be so applied if no Default or Event of Default then exists.

Section 11. AMENDMENT TO SECTION 2.07(d). Section 2.07(d) of the Credit Agreement is hereby amended to read as follows:

(d) On the Business Day after the date of the receipt by any Mission Entity of Net Issuance Proceeds from any sale or issuance of Capital Stock or cash capital contribution, the Borrower shall prepay outstanding principal of the Term D Loans and the Revolving Loans, on a pro rata basis among such Loans, in an amount equal to 100% of such Net Issuance Proceeds, provided so long as no Default or Event of Default exists on the date of such issuance, the amount of the prepayments required to be made under this Section 2.07(d) shall be reduced to the extent (but only to the extent) that such Net Issuance Proceeds are used or to be used in connection with an Acquisition made in accordance with the terms of Section 8.04 (including by waiver or consent) which a Mission Entity commits to in writing pursuant to a stock purchase agreement (or similar agreement) within six months after the date of such issuance; provided further that at any time after the expiration of such six month period, if (A) the definitive agreement executed in connection with any such Acquisition is terminated, expires or otherwise becomes ineffective prior to the consummation of such Acquisition, (B) the Borrower is no longer pursuing the consummation of the Acquisition in good faith or (C) such Acquisition is not consummated within 18 months from the date the Mission Entity committed in writing to such Acquisition, then the amount of prepayments required to be made under this Section 2.07(d) shall be increased by the amount of such Net Issuance Proceeds that were not used to consummate such Acquisition.

Section 12. AMENDMENT TO SECTION 2.07(e). Section 2.07(e) of the Credit Agreement is hereby amended to read as follows:

(e) If on any date any Mission Entity shall incur or issue any Indebtedness (other than the Indebtedness described in subsections (a) – (d), and (f) – (h) of Section 8.05), then on each such date of incurrence or issuance an amount equal to the amount of the Net Debt Proceeds received with respect to such Indebtedness shall be applied to prepay outstanding principal of the Term D Loans and the Revolving Loans, on a pro rata basis among such Loans; provided that so long as no Default or Event of Default exists on the date of such incurrence or issuance, the amount of the prepayments required to be made under this Section 2.07(f) shall be reduced to the extent (but only to the extent) that such Net Debt Proceeds are used or to be used in connection with an Acquisition made in accordance with Section 8.04 (including by waiver or consent) which a Mission Entity commits to in writing pursuant to a stock purchase agreement (or similar agreement) within six months after the date of such incurrence or issuance of Indebtedness; provided further that at any time after the expiration of such six month period, if (A) the definitive agreement executed in connection with any such Acquisition is terminated, expires or otherwise becomes ineffective prior to the consummation of such Acquisition, (B) the Borrower is no longer pursuing the consummation of the Acquisition in good faith or (C) such Acquisition is not consummated within 18 months from the date the Mission Entity committed in writing to such Acquisition, then the amount of prepayments required to be made under this Section 2.07(e) shall be increased by the amount of such Net Debt Proceeds that were not used to consummate such Acquisition.

Section 13. AMENDMENT TO SECTION 2.07(h). Section 2.07(h) of the Credit Agreement is hereby amended to read as follows:

(h) Any prepayment of Term D Loans pursuant to this Section 2.07 shall be applied to the remaining scheduled installments of Term D Loans to be made pursuant to Section 2.08(a), pro rata (based on the then remaining amounts of such remaining installments).

Section 14. AMENDMENT TO SECTION 2.07(i). Section 2.07(i) of the Credit Agreement is hereby amended to read as follows:

(i) Notwithstanding anything to the contrary contained in this Section 2.07, any Term D Bank may elect, by delivering written notice to the Administrative Agent prior to the receipt thereof, not to receive its pro rata portion of any mandatory prepayment that would otherwise be payable to such Term D Bank pursuant to this Section 2.07, whereupon such portion shall be reallocated to prepay the outstanding principal amount of all Term D Loans and Revolving Loans other than the Term D Loans held by such Term D Bank and any other Term D Bank that has elected not to receive its pro rata portion of such mandatory prepayment, on a pro rata basis among such Loans.

Section 15. AMENDMENT TO SECTION 2.08(a). Section 2.08(a) of the Credit Agreement is hereby amended to read as follows:

(a) The Term D Loans. (i) Subject to subsection (ii) below, the Term D Loans shall mature, and the outstanding principal amount thereof shall be due and payable in full (together with all accrued and unpaid interest thereon), on the Maturity Date. In addition, on the last day of each Fiscal Quarter (or, in the case of the final principal installment to be repaid in Fiscal Year 2010, on the Stated Term D Maturity Date), commencing on September 30, 2004, the Borrower shall repay, and there shall become due and payable, a quarterly principal installment on the Term D Loans in an amount equal to one quarter of the following annual percentage reductions for each Fiscal Year set forth below of the sum of the Aggregate Outstanding Term D Loan Balance on September 30, 2004 (immediately prior to the installment payable on such date) plus the initial amount of each Incremental Term Loan:

Fiscal Year	Annual Percentage Reduction
2004	01.0%
2005	01.0%
2006	01.0%
2007	01.0%
2008	01.0%
2009	01.0%
2010	94.0%
and all other unpaid principal amount of Term D Loans and unpaid Obligations accrued in connection with such Term D Loans

The aggregate principal amount of each installment paid during any Fiscal Year on the Term D Loans shall in each case be an amount equal to the applicable annual percentage reduction set forth above with respect to such Fiscal Year, divided by the number of quarterly installments to be made during such Fiscal Year (with the last installment in Fiscal Year 2010, to be made on the Stated Term D Maturity Date, deemed a quarterly installment for purposes of this Section 2.08(a)).

(ii) The applicable Incremental Loan Amendment may provide for scheduled repayments of any Incremental Term Loans, subject to the requirements of the definition of Incremental Term Maturity Date.

Section 16. AMENDMENT TO SECTION 2.08(b). Section 2.08(b) of the Credit Agreement is hereby amended to read as follows:

(b) Application of Term D Loan Payments. Subject to Section 2.07(i), any payment made on Term D Loans pursuant to this Section 2.08, Section 2.06 or Section 2.07 shall be applied pro rata to each Bank’s Term D Loans in accordance with such Bank’s Term D Facility Percentage (and, in the case of a Bank with both Incremental Term Loans that are Term D Loans and Term D Loans that are not Incremental Term Loans, allocated ratably among such Bank’s Incremental Term Loans that are Term D Loans and Term D Loans that are not Incremental Term Loans).

Section 17. AMENDMENT TO SECTION 2.11(a). Section 2.11(a) of the Credit Agreement is hereby amended to read as follows:

(a) Except as provided in Section 2.11(d) below, each Term D Loan and each Revolving Loan shall bear interest on the outstanding principal amount thereof from the Borrowing Date applicable thereto until it becomes due and payable at a rate per annum equal to the Base Rate, or the Eurodollar Rate, as selected by the Borrower from time to time pursuant to Sections 2.03 and 2.04, plus the Applicable Margin or Incremental Margin, as the case may be, with respect to the Base Rate and the Eurodollar Rate then in effect.

Section 18. AMENDMENT TO SECTION 2.14(a). Section 2.14(a) of the Credit Agreement is hereby amended to read as follows:

(a) If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of Obligations relating to Revolving Loans and/or Term D Loans, as the case may be, owing to it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Revolving Facility Percentage and/or Term D Facility Percentage, as applicable, such Bank shall forthwith (i) notify the Administrative Agent of such fact, and (ii) purchase from the other relevant Banks such participations in such Obligations relating to Revolving Loans and/or Term D Loans, as applicable, made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each such other Banks; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other relevant Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank’s commitment percentage (according to the proportion of (x) the amount of such paying Bank’s required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.14 and will in each case notify the relevant Banks following any such purchases.

Section 19. AMENDMENT TO SECTION 2.16(a). Section 2.16(a) of the Credit Agreement is hereby amended to read as follows:

(a) When the Borrower wishes to request one or more Banks or other financial institutions approved by the Administrative Agent (in each case, such approval not to be unreasonably withheld) to provide proposals for the providing of an Incremental Facility consisting of Incremental Revolving Loans or Incremental Term Loans to the Borrower, the Borrower may solicit requests from any such Banks or other financial institutions for the providing of (i) a commitment for an Incremental Revolving Loan (each, an “Incremental Revolving Commitment”) or an Incremental Term Loan (each, an “Incremental Term Commitment”), as the case may be, and (ii) as applicable to such Incremental Revolving Commitments or Incremental Term Commitments, (x) the upfront fee to be charged by such Banks or other financial institutions in connection with the providing of such Incremental Revolving Commitments or Incremental Term Commitments (any such upfront fee, each an “Incremental Upfront Fee”), (y) the commitment fee to be charged by such Banks or other financial institutions with respect to such Incremental Revolving Commitments or Incremental Term Commitments (any such commitment fee, each an “Incremental Commitment Fee”) and (z) the margins to be added by such Banks or other financial institutions to the Base Rate and the Eurodollar Rate for Loans made under such Incremental Revolving Commitment or Incremental Term Commitments (any such margin, an “Incremental Margin”). Upon the selection by the Borrower of Banks or other financial institutions, the Borrower shall promptly notify the Administrative Agent of the Banks or other financial institutions selected and the amount of the Incremental Revolving Commitments and/or Incremental Term Commitments, the Incremental Upfront Fee, Incremental Commitment Fee and the Incremental Margin as agreed upon by the Borrower and such Banks or other financial institutions; provided, that if such Incremental Margin for Incremental Revolving Loans is greater than the margin set forth for Revolving Loans in the definition of “Applicable Margin” contained in Section 1.01, or if such Incremental Commitment Fees are greater than the Revolving Commitment Fee set forth in Section 2.09(a), the Incremental Loan Amendment pursuant to which such proposed Incremental Commitments are to be made available shall not become effective unless the prior written consent of the Majority Banks has been obtained, and provided, further, that if, pursuant to an Incremental Loan Amendment, any net yield for the related Incremental Term Loans is in excess of 25 basis points above the comparable margin set forth for Term D Loans in the definition of “Applicable Margin” contained in Section 1.01, the Applicable Margin for outstanding Term D Loans shall automatically be increased to any extent required so that the margin applicable thereto is 25 basis points less than the margin for such Incremental Term Loans without any action or consent of the Borrower, the Administrative Agent or any Bank.

Section 20. AMENDMENT TO SECTION 2.16(b). Section 2.16(b) of the Credit Agreement is hereby amended to read as follows:

(b) Notwithstanding anything to the contrary contained herein, it is understood and agreed that (i) there shall be no more than (x) five different Incremental Margins in effect in respect of all Incremental Loans and (y) five different Interest Periods in effect in respect of all Loans (including Incremental Loans) which are Eurodollar Loans; and (ii) if no Incremental Margin is agreed upon, with respect to any given Incremental Facility, then the Incremental Margin shall be deemed to be (x) the Applicable Margin for Revolving Loans (other than Incremental Revolving Loans) as in effect from time to time if the commitment is an Incremental Revolving Commitment or (y) the Applicable Margin for Term D Loans (other than Incremental Term Loans) as in effect from time to time if the commitment is an Incremental Term Commitment.

Section 21. AMENDMENT TO SECTION 8.03(b). Section 8.03(b) of the Credit Agreement is hereby amended to read as follows:

(b) so long as no Default or Event of Default exists both before and after giving effect thereto, the Borrower or any Subsidiary of the Borrower may agree to and make Dispositions of Stations or the Capital Stock of any Subsidiary of the Borrower so long as (i) the aggregate amount received for all such Dispositions by the Mission Entities and the Nexstar Entities does not exceed $50,000,000 in any Fiscal Year or $150,000,000 during the period from the Effective Date until the date the Obligations have been paid in full and the Commitments have been terminated, and (ii) at least 10 Business Days prior to the consummation of any proposed Disposition, the Borrower shall have delivered to the Administrative Agent (A) a certificate of the Borrower executed on its behalf by a Responsible Officer of the Borrower, which certificate shall contain (x) financial projections of the Mission Entities, the Nexstar Borrower and its Subsidiaries attached to such certificate which have been prepared on a Pro Forma Basis (giving effect to the consummation of such Disposition and any related repayment of Indebtedness) for the period from the proposed date of the consummation of any proposed Disposition to the Stated Maturity Date of the latest to mature of the Loans demonstrating compliance for such period with the covenants set forth in Section 8.09 of the Nexstar Credit Agreement, (y) a certification to the Administrative Agent and the Banks that all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct as of such date and will be true and correct both before and after giving effect to such Disposition and (z) a certification that no Default or Event of Default exists both before and after giving effect to such Disposition and (B) a Pro Forma Compliance Certificate for the then applicable Measurement Period giving effect to the consummation of such Disposition and any related repayment of Indebtedness;

Section 22. AMENDMENT TO SECTION 12.01(a)(i)(C). Section 12.01(a)(i)(C) of the Credit Agreement is hereby amended to read as follows:

(C) increase (except as provided in Sections 2.01(c) and 2.16) or extend any Bank’s Term Loan D Amount;

Section 23. AMENDMENT TO SECTION 12.04(a). Section 12.04(a) of the Credit Agreement is hereby amended to read as follows:

(a) pay or reimburse on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the development, preparation, negotiation, delivery, administration, syndication of the Commitments and Loans under and execution of, and any amendment, supplement, waiver, consent or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the Attorney Costs incurred by the Administrative Agent with respect thereto;

Section 24. AMENDMENT TO SECTION 12.15(b). Section 12.15(b) of the Credit Agreement is hereby amended to read as follows:

(b) Intentionally Omitted.

Section 25. REPLACEMENT OF SCHEDULE 2.01. Schedule 2.01 to the Credit Agreement is hereby amended to be in the form of Schedule 2.01 to this Amendment.

Section 26. REPLACEMENT OF EXHIBIT G, EXHIBIT H AND EXHIBIT O. Exhibit G, Exhibit H and Exhibit O to the Credit Agreement are hereby amended to be in the form of Exhibit G, Exhibit H and Exhibit O to this Amendment.

ARTICLE V. TERM D LOAN. Upon the effectiveness of the amendments set forth in Articles III and IV preceding, the Indebtedness incurred by the Borrower to Bank of America, N.A. pursuant to Article I hereof, shall be deemed to be a Term D Loan.

ARTICLE VI. VOLUNTARY PREPAYMENT OF REVOLVING LOANS. Upon the effectiveness of the amendments set forth in Articles III and IV preceding, the Borrower shall be deemed to have made, in accordance with Section 2.06 of the Credit Agreement, a voluntary prepayment of Eurodollar Revolving Loans on the First Amendment Effective Date in the aggregate amount of $12,000,000. Such prepayment shall be applied pro rata among the

Revolving Banks. This satisfies the notice requirements of Section 2.06 of the Credit Agreement. Notwithstanding the foregoing, the Borrower hereby agrees to indemnify the Administrative Agent and each Revolving Bank and hold the Administrative Agent and each Revolving Bank harmless from and against any and all costs, expenses, damages, claims, losses and other amounts which the Administrative Agent and/or any Revolving Bank may suffer or incur as a result of or in connection with the voluntary prepayment of Revolving Loans, including, without limitation, any breakage costs incurred pursuant to Section 4.04 of the Credit Agreement as a result of a prepayment of any Eurodollar Rate Loans.

ARTICLE VII. LIMITED CONSENT AND WAIVER. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Borrower and the Guarantors herein contained, the parties to this Consent and First Amendment hereby (i) consent to the execution, delivery and performance by the parties thereto of the Consent and Second Amendment dated as of even date herewith relative to the Nexstar Credit Agreement (the “Nexstar Amendment”), and all transactions described therein and (ii) waive any Default or Event of Default caused by the incurrence of Indebtedness set forth in Article I of this Consent and First Amendment. The consent and waiver set forth in this Section is limited to the extent specifically set forth above and no terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby except to extent specifically waived in connection with the limited consent granted above.

ARTICLE VIII. CONDITIONS PRECEDENT. The parties hereto agree that this Consent and First Amendment and the amendment to the Credit Agreement contained herein shall not be effective until the satisfaction of each of the following conditions precedent:

(a) Execution and Delivery of this Consent and First Amendment. The Administrative Agent shall have received a copy of this Consent and First Amendment executed and delivered by each of the applicable Credit Parties and by all the Banks and each of the conditions set forth in Article VIII (b) through (i) below shall have been satisfied.

(b) Representations and Warranties. Each of the representations and warranties made in this Consent and First Amendment shall be true and correct on and as of the First Amendment Effective Date as if made on and as of such date, both before and after giving effect to this Consent and First Amendment.

(c) Opinion of Counsel. The Administrative Agent shall have received a copy of an opinion from counsel to the Borrower regarding this Consent and First Amendment and the related transactions, covering such issues and in form and substance, acceptable to the Administrative Agent and the Majority Banks.

(d) Master Assignment and Assumption Agreement. The Borrower shall have executed a Master Assignment and Assumption Agreement in form and substance satisfactory to the Administrative Agent.

(e) Notes, Loan Documents. The Administrative Agent shall have received the new Term D Notes and all such other Loan Documents as may be deemed necessary or advisable by the Administrative Agent.

(f) Resolutions. The Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Consent and First Amendment and the Term D Notes.

(g) Fees and Expenses. The Borrower shall pay the estimated fees, costs and out-of-pocket expenses incurred by counsel to the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Consent and First Amendment and all transaction contemplated hereby and thereby.

(h) Effectiveness of Nexstar Amendment. All conditions precedent to the Nexstar Amendment shall have been satisfied in a manner reasonably satisfactory to the Administrative Agent of such credit facility.

(i) Other Documents and Instruments. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

ARTICLE IX. Timing and Effectiveness. Time is of essence of the in this Consent and First Amendment. The effectiveness of each Article of this Consent and First Amendment shall be in the following consecutive order as follows:

(a) First. The incurrence of the Indebtedness set forth in Article I of this Consent and First Amendment shall occur prior to the effectiveness of any other provision of this Consent and First Amendment.

(b) Second. The prepayment of the Term C Loans as set forth in Article II of this Consent and First Amendment shall occur after the incurrence of the Indebtedness set forth in Article I of this Consent and First Amendment but prior to the effectiveness of any other provision of this Consent and First Amendment.

(c) Third. The amendment to Section 8.05 of the Credit Agreement in Article III of this Consent and First Amendment shall be the third effective provision of this Consent and First Amendment.

(d) Fourth. The amendments to the Credit Agreement in Article IV of this Consent and First Amendment shall be the fourth effective provisions of this Consent and First Amendment.

(e) Fifth. Upon the effectiveness of the amendments set forth in Articles III and IV above, Article V and the remainder of the Consent and First Amendment shall become effective.

ARTICLE X. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the several Banks parties hereto to enter into this Consent and First Amendment and to grant the amendments contained herein, each of the Borrower and the Guarantors represents and warrants to the Administrative Agent and the Banks as follows:

(a) Authorization; No Contravention. The execution, delivery and performance by the applicable Credit Parties of this Consent and First Amendment have been duly authorized by all necessary partnership, corporate or limited liability company action, as applicable, and do not and will not (i) contravene the terms of any Charter Documents of any Credit Party, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which any Credit Party is a party or any order, injunction, writ or decree of any Governmental Authority to which any Credit Party is a party or its property is subject, or (iii) violate any Requirement of Law.

(b) Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with or approvals required under state blue sky securities laws or by any Governmental Authority is necessary or required in connection with the execution, delivery, performance or enforcement of this Consent and First Amendment.

(c) No Default. After giving effect to this Consent and First Amendment, no Default or Event of Default exists under any of the Loan Documents. No Credit Party is in default under or with respect to (i) its Charter Documents or (ii) any material Contractual Obligation of such Person. The execution, delivery and performance of this Consent and First Amendment shall not result in any default under any Contractual Obligation of any Credit Party in any respect.

(d) Binding Effect. This Consent and First Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Credit Parties that are parties thereto, enforceable against such Credit Parties in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

(e) Representations and Warranties. The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date, after giving effect to the amendments contemplated in this Consent and First Amendment, as if such representations and warranties were being made on and as of the First Amendment Effective Date.

ARTICLE XI. MISCELLANEOUS.

(a) Ratification of Loan Documents. Except for the specific amendments expressly set forth in this Consent and First Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Consent and First Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document.

(b) Fees and Expenses. The Borrower and the Guarantors jointly and severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Consent and First Amendment, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

(c) Headings. Article, section and subsection headings in this Consent and First Amendment are included herein for convenience of reference only and shall not constitute a part of this Consent and First Amendment for any other purpose or be given any substantive effect.

(d) APPLICABLE LAW. THIS CONSENT AND FIRST AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

(e) Counterparts and First Amendment Effective Date. This Consent and First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Consent and First Amendment shall become effective when the Administrative Agent has received counterparts of this Consent and First Amendment executed by the Borrower, the Guarantors and the Banks and each of the conditions precedent set forth in Article VIII above has been satisfied (the “First Amendment Effective Date”).

(f) Affirmation of Guarantees. Notwithstanding that such consent is not required thereunder, each of the Guarantors hereby consent to the execution and delivery of this Consent and First Amendment and reaffirm their respective obligations under each of their respective Guaranty Agreements.

(g) Confirmation of Loan Documents and Liens. As a material inducement to the Banks to agree to amend the Credit Agreement as set forth herein, the Borrower, the Guarantors and David S. Smith hereby (i) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Documents to which they are parties, including, without limitation the Security Documents and the Liens granted under the Security Documents, (ii) agree that the execution, delivery and performance of this Consent and First Amendment shall not in any way release, diminish, impair, reduce or otherwise adversely affect such Loan Documents and Liens and (iii) acknowledge and agree that the Liens granted under the Security Documents secure (A) the payment of the Obligations under the Loan Documents in the same priority as on the date such Liens were created and perfected, and (B) the performance and observance by the Borrower and the other Credit Parties of the covenants, agreements and conditions to be performed and observed by each under the Credit Agreement, as amended hereby, and the Nexstar Credit Agreement.

(h) References to the Credit Agreement. Upon and during the effectiveness of this Consent and First Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Consent and First Amendment.

(i) FINAL AGREEMENT. THIS CONSENT AND FIRST AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Consent and First Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the First Amendment Effective Date.

BORROWER:

MISSION BROADCASTING, INC.

By:	/s/ David S. Smith
Name:	David S. Smith
Title:	President

GUARANTORS (for purposes of Article XI(f) and (g) hereof):

NEXSTAR BROADCASTING, INC.
NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.

By:	/s/ G. Robert Thompson
Name:	G. Robert Thompson
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT, SYNDICATION AGENT, CO-DOCUMENTATION AGENTS, ISSUING BANK AND BANKS:

BANK OF AMERICA, N.A., as Administrative Agent, as Issuing Bank and as a Bank

By:	/s/ Todd Shipley
Name:	Todd Shipley
Title:	Managing Director

BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent and as a Bank

By:	/s/ Richard Bram Smith
Name:	Richard Bram Smith
Title:	Vice President

ROYAL BANK OF CANADA, as a Bank and as a Co-Documentation Agent

By:	/s/ John M. Crawford
Name:	John M. Crawford
Title:	Attorney-in-Fact

GENERAL ELECTRIC CAPITAL
CORPORATION, as a Bank and as a
Co-Documentation Agent

By:	/s/ Robert M. Kadlick
Name:	Robert M. Kadlick
Title:	Duly Authorized Signatory

MERRILL LYNCH CAPITAL, a division of
Merrill Lynch Business Financial Services Inc., as a Bank and as a Co-Documentation Agent

By:	/s/ Julia F. Maslanka
Name:	Julia F. Maslanka
Title:	Vice President

KZH CYPRESSTREE-1 LLC, as a Bank

By:	/s/ Susan Lee
Name:	Susan Lee
Title:	Authorized Agent

KZH STERLING, LLC, as a Bank

By:	/s/ Susan Lee
Name:	Susan Lee
Title:	Authorized Agent